UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2016

EVOKE PHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Lomas Santa Fe Drive, Suite 270 Solana Beach, California	92075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 345-1494

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement.

On April 15, 2016, Evoke Pharma, Inc. (the “Company”) and MLV & Co. LLC (“MLV”) mutually agreed to terminate that certain At Market Issuance Sales Agreement, dated November 13, 2014 (the “Original Agreement”), effective immediately. The Company sold an aggregate of approximately $5.0 million of shares of common stock under the Original Agreement. No additional shares of the Company’s common stock will be offered or sold pursuant to the Original Agreement.

Concurrent with the termination of the Original Agreement, on April 15, 2016 the Company and FBR Capital Markets & Co. (“FBR”), an affiliate of MLV, entered into a new At Market Issuance Sales Agreement (the “Sales Agreement”), pursuant to which the Company may sell from time to time, at its option, shares of its common stock through FBR, as sales agent. Sales of common stock made pursuant to the Sales Agreement, if any, will be made in “at the market” offerings on The Nasdaq Capital Market (“Nasdaq”) by means of ordinary brokers’ transactions at market prices, pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-200176) filed on November 13, 2014 with the U.S. Securities and Exchange Commission (“SEC”), the base prospectus filed as part of such registration statement and the prospectus supplement dated April 15, 2016, filed by the Company with the SEC. Additionally, under the terms of the Sales Agreement, the Company may also sell shares of its common stock through FBR, on Nasdaq or otherwise, at negotiated prices or at prices related to the prevailing market price.

Under the terms of the Sales Agreement, FBR may not engage in any proprietary trading or trading as principal for FBR’s own account. FBR will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Company’s common stock from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company. The Company cannot provide any assurances that it will issue any shares pursuant to the Sales Agreement. The Company will pay a commission rate equal to up to 3% of the gross sales price per share sold. The Company has also agreed to provide FBR with customary indemnification and contribution rights.

The Sales Agreement may be terminated by the Company or FBR at any time upon ten days’ notice to the other party, or by FBR at any time in certain circumstances, including the occurrence of an event that would be reasonably likely to have a material adverse effect on the Company’s assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, stockholders’ equity or results of operations.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Sales Agreement is filed as Exhibit 10.1 to this Current Report. The description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference. The opinion of the Company’s counsel regarding the validity of the shares that will be issued pursuant to the Sales Agreement is also filed herewith as Exhibit 5.1.

Item 1.02 Termination of a Material Definitive Agreement.

The information regarding the termination of the Original Agreement set forth in Item 1.01 above is incorporated herein by reference.

***

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties and reflect the Company’s judgment as of the date of this report. Such forward-looking statements include statements regarding the ability to sell shares and raise additional funds pursuant to the Sales Agreement. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of these results will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties associated with market conditions and the satisfaction of pre-sale conditions under the Sales Agreement, as well as risks and uncertainties inherent in the Company’s business, including those described in the Company’s periodic filings with the SEC. These forward-looking statements are made only as the date hereof, and, except as required by law, the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Latham & Watkins LLP

10.1	At Market Issuance Sales Agreement, dated April 15, 2016, by and between Evoke Pharma, Inc. and FBR Capital Markets & Co.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOKE PHARMA, INC.

Date: April 15, 2016	By:	/s/ Matthew J. D’Onofrio
	Name:	Matthew J. D’Onofrio
	Title:	Executive Vice President, Chief Business Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Latham & Watkins LLP

10.1	At Market Issuance Sales Agreement, dated April 15, 2016, by and between Evoke Pharma, Inc. and FBR Capital Markets & Co.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)